UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2019
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.01 per share	SSP	NASDAQ Global Select Market

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

8.01	Other Events	3

Item 8.01 Other Events

The Company has entered into a consent decree to settle a civil case proposed by the Antitrust Division of the U.S. Department of Justice (DOJ) in which DOJ has told the Company it would otherwise contend that exchanges of advertising sales pacing information by the Company in certain local markets violated Section 1 of the Sherman Act. According to an announcement made by DOJ, four other broadcasters, CBS Corporation, Cox Enterprises Inc., Fox Corporation, and TEGNA Inc., have entered into consent decrees similar to the one the Company has entered into. Seven other broadcast groups (Sinclair, Nexstar, Raycom, Tribune, Meredith, Dreamcatcher, and Griffin) entered into similar consent decrees in the last quarter of 2018. The consent decree does not admit wrongdoing by the Company and does not subject the Company to monetary damages or penalties. The Company believes that any information exchanges that may have occurred did not affect the pricing of advertising in any market. The consent decree requires the Company to cease any such information sharing, and to adopt certain antitrust compliance and reporting measures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Senior Vice President, Controller and Treasurer
(Principal Accounting Officer)
Dated: June 18, 2019

5